Exhibit 10.4
SCHEDULE
TO
JO-ANN STORES, INC.
SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(As Amended and Restated)

MAXIMUM SUPPLEMENTAL
PARTICIPANT	RETIREMENT BENEFIT AMOUNT
Darrell Webb	$750,000
James Kerr	$600,000
Travis Smith	$600,000
     This Schedule is effective as of November 13, 2007, and supersedes any and all previous Schedules.

JO-ANN STORES, INC.
By:	/s/ Beryl Raff
Beryl Raff, Chair, Compensation
Committee of the Board of Directors

By:	/s/ David Goldston
David Goldston
Senior Vice President, General Counsel and Secretary